UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 15, 2009

Cecil Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-24926	52-1883546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 North Street, P.O. Box 568, Elkton, Maryland	21922-0568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(410) 398-1650

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

CECIL BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01. Entry Into a Material Definitive Agreement

On September 15, 2009, Cecil Bank (the “Bank”), the principal subsidiary of Cecil Bancorp, Inc., entered into a definitive agreement to purchase the Bel Air, Maryland branch office of K Bank, Owings Mills, Maryland subject to regulatory approval and customary closing conditions. Under the agreement, Cecil Bank will pay a 5.0% premium on the balance of deposits assumed at closing less $732,000. At August 31, 2009, the deposits at the Bel Air branch office on which the deposit premium would apply totaled approximately $53.7 million. The Bank will also purchase the branch premises for $1,464,000 but will not acquire any loans other than overdrafts and deposit-secured loans. A press release announcing the branch purchase is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:	The following exhibits are filed with this report.

99.1	Press Release, dated September 16, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECIL BANCORP, INC.
Date: September 16, 2009	By:	/s/ Mary B. Halsey
Mary B. Halsey President and Chief Executive Officer